UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  November 21, 2008

Power of the Dream Ventures, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-52289	51-0597895
(Commission File Number)	(IRS Employer Identification No.)

1095 Budapest, Soroksari ut 94-96, Hungary
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:	+36-1-456-6061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2008, Power of the Dream Ventures, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Sandor Fekete (the “Investor”).  Pursuant to the terms of the Stock Purchase Agreement, the Company agreed to issue and sell to the Investor $1,000,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.40 cents per share.

The foregoing summary of the terms of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached hereto as Exhibit 10.1 and incorporated herein by reference.  The press release announcing the financing commitment is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On November 20, 2008, the Company issued to the Investor the Shares as described in Item 1.01, above.

The issuance of the Shares was deemed to be exempt from registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Subscription Agreement between the Company and the Investor, dated October 24, 2008.

99.1	Press Release, dated November 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER OF THE DREAM VENTURES, INC.

By:	/s/ Viktor Rozsnyay
Name:	Viktor Rozsnyay
Title:	President and Chief Executive Officer

Dated: November 21, 2008